SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report: (Date of earliest event reported) July 23, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247                16-0393470
(State or other jurisdiction         (Commission           (I.R.S. Employer
of incorporation)                    File Number)          Identification No.)



                  One Riverfront Plaza, Corning, New York 14831
               (Address of principal executive offices) (Zip Code)


                                 (607) 974-9000
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

The Corning Incorporated board of directors voted to appoint Dr. Jeremy R. Knowles to fill a vacancy on the board. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated by reference.


Item 7.   Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release dated July 23, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                CORNING INCORPORATED
                                Registrant



Date:  July 23, 2002            By  /s/    KATHERINE A. ASBECK
                                           Katherine A. Asbeck
                                           Senior Vice President and Controller

                                INDEX TO EXHIBITS





(c)      Exhibits

99.1     Press Release dated July 23, 2002

                                                                   Exhibit 99.1





FOR RELEASE -- JULY 23, 2002


Corning Media Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com





             Dr. Jeremy R. Knowles Joins Corning Board of Directors



CORNING, N.Y.-- Dr. Jeremy R. Knowles, former dean of the Faculty of Arts and Sciences at Harvard University and a current faculty member, has been appointed by the board to fill a vacancy on the board of directors of Corning Incorporated (NYSE:GLW). Dr. Knowles will stand for election for a three-year term at Corning's annual meeting of shareholders on April 24, 2003.

Dr. Knowles, 67, is a distinguished chemist who joined the Harvard faculty from Oxford University in 1974. He became the Amory Houghton Professor of Chemistry and Biochemistry in 1979 and was appointed dean of the Faculty of Arts and Sciences in 1991. He stepped down as dean after 11 years this spring and has returned to the teaching faculty. Prior to joining Harvard, he was a fellow and tutor at Wadham College, Oxford, appointed to an Oxford University lectureship in 1966, and had served as a visiting professor at Yale University in the Departments of Molecular Biophysics and of Chemistry in 1969 and 1971 and Sloan visiting professor at Harvard in 1973. In 1983-84 he was elected Newton-Abraham visiting professor at Oxford.

As dean, Dr. Knowles was responsible for the undergraduates of Harvard College, the graduate students of the graduate School of Arts and Sciences, and the nearly 700 professors on the faculty. The annual budget of the Faculty of Arts and Sciences is $750 million.



                                     (more)

Dr. Jeremy R. Knowles Joins Corning Board of Directors
Page Two


He was educated at Magdalen College School, Oxford and then served as a pilot officer in the Royal Air Force from 1953-55. He graduated in the Final Honour School of Chemistry from Balliol College, Oxford, receiving his B.A. in 1959 and his D.Phil. in 1961. He is a Fellow of the Royal Society, the American Academy of Arts and Sciences, and the American Philosophical Society, and a Foreign Associate of the National Academy of Sciences. He also serves as a trustee of the Howard Hughes Medical Institute. He holds honorary degrees from the University of Edinburgh and the Eidgenossische Technische Hochschule in Zurich. He was appointed Commander of the Order of the British Empire in the Queen's Birthday Honours of 1993.

Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.



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